Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
The Registrant:
Wilsons The Leather Experts Inc. (Minnesota)

Direct Subsidiary of Wilsons The Leather Experts Inc.
Wilsons Center, Inc. (Minnesota)

Direct Subsidiary of Wilsons Center, Inc.:
Rosedale Wilsons, Inc. (Minnesota)

Direct Subsidiary of Rosedale Wilsons, Inc.:
River Hills Wilsons, Inc. (Minnesota)

Direct Subsidiaries of River Hills Wilsons, Inc.:
Wilsons Leather Direct Inc. (Delaware)
Wilsons Leather of Alabama Inc. (Alabama)
Wilsons Leather of Arkansas Inc. (Arkansas)
Wilsons Leather of Connecticut Inc. (Connecticut)
Wilsons Leather of Delaware Inc. (Delaware)
Wilsons Leather of Florida Inc. (Florida)
Wilsons Leather of Georgia Inc. (Georgia)
Wilsons Leather of Indiana Inc. (Indiana)
Wilsons Leather of Iowa Inc. (Iowa)
Wilsons Leather of Louisiana Inc. (Louisiana)
Wilsons Leather of Maryland Inc. (Maryland)
Wilsons Leather of Massachusetts Inc. (Massachusetts)
Wilsons Leather of Michigan Inc. (Michigan)
Wilsons Leather of Mississippi Inc. Mississippi)
Wilsons Leather of Missouri Inc. (Missouri)
Wilsons Leather of New Jersey Inc. (New Jersey)
Wilsons Leather of New York Inc. (New York)
Wilsons Leather of North Carolina Inc. (North Carolina)
Wilsons Leather of Ohio Inc. (Ohio)
Wilsons Leather of Pennsylvania Inc. (Pennsylvania)
Wilsons Leather of Rhode Island Inc. (Rhode Island)
Wilsons Leather of South Carolina Inc. (South Carolina)
Wilsons Leather of Tennessee Inc. (Tennessee)
Wilsons Leather of Texas Inc. (Texas)
Wilsons Leather of Vermont Inc. (Vermont)
Wilsons Leather of Virginia Inc. (Virginia)
Wilsons Leather of West Virginia Inc. (West Virginia)
Wilsons Leather of Wisconsin Inc. (Wisconsin)
Bermans The Leather Experts Inc. (Delaware)
Wilsons Leather Holdings Inc. (Minnesota)
Wilsons International Inc. (Minnesota)
WWT, Inc. (Delaware)

Direct Subsidiaries of Wilsons Leather Holdings Inc.:
USA Wilsons Leather Holdings Inc. Yantai RO (China Representative Office)

Direct Subsidiaries of Wilsons International Inc.:
Wilsons Leather of Hong Kong Ltd. (Hong Kong)

Direct Subsidiary of Wilsons Leather of Delaware Inc.
Wilsons Leather of Airports Inc. (Delaware)

Direct Subsidiaries of Wilsons Leather of Airports Inc.
Chicago O’Hare Leather Concessions Joint Venture (Delaware)

Direct Subsidiaries of WWT, Inc.
Florida Luggage Corp. (Puerto Rico)